UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

YOUR INTERNET DEFENDER INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176581	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 E. Sunrise Highway, Suite 202 Valley Stream, NY 11581
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (863) 669-3724

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we "believe," "anticipate," "expect," or "plan to," and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2014, Your Internet Defender Inc. (the “Company”) entered into a Loan Agreement and Promissory Note with its President, Lisa Grossman (the "Lender"), pursuant to which it borrowed $248,831.59 to be used to pay certain of the Company’s liabilities (the "Note"), including principal and interest on notes payable and advances to date to Lisa Grossman in the aggregate of approximately $119,000. The Note bears interest at the rate of two percent (2%) and is due on or before six (6) months from the date thereof (the "Payment Date"). On or before the Payment Date, the Company shall pay to the Lender, in full satisfaction of all obligations under the Note, the assets of the Company as existing on the date of issuance of the Note (the "Assets"), other than cash, as defined and outlined therein.

Item 1.02 Termination of a Material Definitive Agreement

On July 30, 2012, the Company entered into a four-year Consulting Agreement with Yitz Grossman under which it agreed to pay him $12,000 per month for his services. As of July 2, 2014, the Company owed $228,000 to Mr. Grossman thereunder. On July 2, 2014, the Company and Mr. Grossman entered into a Debt Settlement Agreement pursuant to which the Company agreed to pay approximately $40,000 to Mr. Grossman immediately and Mr. Grossman agreed to forgive the remaining balance of approximately $188,000. In connection therewith, Mr. Grossman also agreed to terminate the Consulting Agreement. Mr. Grossman is the husband of Lisa Grossman, the Company's President.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On June 30, 2014, Susan Coyne entered into private transactions with and executed stock purchase agreements with Lisa Grossman and Gabriel Solomon, officer and directors of the Company on the date thereof, and other unaffiliated shareholders, pursuant to which she purchased an aggregate of 31,119,200 shares of the Company’s common stock, representing 59.8% of the 52,000,000 issued and outstanding shares of the Company’s common stock on that date.

Other than as specifically mentioned herein, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors or other matters

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In conjunction with the change of control mentioned hereinabove, Leah Hein was appointed as the Company's sole officer and director and the Company accepted the resignations of Lisa Grossman (as President and director) and Gabriel Solomon (as Secretary, Treasurer and director). Lisa Grossman agreed to continue her employment with the Company as an employee.

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The biography of the new sole officer and director as follows:

Leah Hein – President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Since 2009, Leah Hein has been involved in the oversight of a portfolio of businesses with interests in healthcare, energy, and real estate.  Since its inception in March 2010, Ms. Hein has also served as Secretary/Treasurer of Kodiak Operating, LLC, a private company, where she serves as its operations and investment market analyst. Ms. Hein's responsibilities include strategic planning, financial analysis, and regulatory reporting. She graduated with an MBA from Drury University and a B.S. degree in Management from Evangel University. At Drury, she received the Alan Foltz Distinguished Student Award (for outstanding MBA student). She maintains active involvement in her community as a member of Rotaract (affiliated with Rotary International), and as a volunteer and financial supporter of Convoy of Hope (a faith-based, international, humanitarian-relief organization), LifeHouse Crisis Maternity Home and Boys & Girls Town Missouri.

Currently, and for the past ten years, Ms. Hein has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which she was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

SECTION 8. OTHER EVENTS

Item 8.01 Other Events.

The Company is currently in negotiations to acquire a privately-held medical device company (the "Target Company"). While negotiations are continuing to proceed, the Company has not yet entered into any agreements related thereto. The Company intends to pursue the Target Company; however, the Company can make no assurances that the Target Company will continue to negotiate until favorable terms can be reached, nor is there any assurance that such an agreement can or will ever be achieved.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Date	Document
10.01	June 30, 2014	Resignation of Lisa Grossman*
10.02	June 30, 2014	Resignation of Gabriel Solomon*
10.03	June 30, 2014	Loan Agreement between the Company and Lisa Grossman*
10.04	June 30, 2014	Promissory Note for $248,831.59 issued to Lisa Grossman*
10.05	July 2, 2014	Debt Settlement Agreement between the Company and Yitz Grossman*

_______________________

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUR INTERNET DEFENDER INC.

Date: July 7, 2014	By:	/s/ Leah Hein
Leah Hein Chief Executive Officer